Exhibit 5.1

May 25, 2017

BioTelemetry, Inc.

1000 Cedar Hollow Road

Malvern, Pennsylvania  19355

Re:                             Shares to be Issued Under the BioTelemetry, Inc. 2017 Omnibus

Incentive Plan and the 2017 Biotelemetry, Inc. Employee Stock Purchase Plan

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of  3,500,000  shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of BioTelemetry, Inc., a Delaware corporation (the “Company”), consisting of (i) 3,000,000  shares of Common Stock that may be issued under the Company’s 2017 Omnibus Incentive Plan (the “2017 OIP”) and (ii) 500,000  shares of Common Stock that may be issued under the Company’s 2017 Employee Stock Purchase Plan (the “2017 ESPP,” and together with the 2017 OIP, the “Plans”).

We have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement, the Plans and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, to register and qualify the Shares for sale under all applicable state securities or “Blue Sky” laws.  We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.  Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

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